Exhibit 99.1

Contact:
Doug Farrell
Vice President of Investor Relations
408-731-5285

AFFYMETRIX REPORTS SECOND QUARTER 2009 RESULTS

- Company reports total revenue of $81.6 million and net income of $7.3 million -

Santa Clara, Calif.—July 22, 2009—Affymetrix Inc., (NASDAQ: AFFX) today reported its operating results for the second quarter of 2009. Total revenue for the quarter was $81.6 million, as compared to total revenue of $86.9 million in the second quarter of 2008. The negative currency impact for the quarter was $3.0 million.

Product revenue was $67.2 million, which consisted of consumable (array and reagent) revenue of $62.2 million and instrument revenue of $5.0 million.  Service revenue was $12.2 million, and royalties and other revenue were $2.2 million. This compares to second quarter 2008 product revenue of $75.0 million, service revenue of $9.0 million, and royalties and other revenue of $2.9 million.

Affymetrix shipped 27 Systems in the second quarter of 2009, bringing its cumulative systems shipped to 1,866.

The Company reported a net income of approximately $7.3 million, or $0.11 per diluted share, in the second quarter of 2009 which included a pretax restructuring charge of $0.2 million, or $0.01 per diluted share, and a $17.4 million, or $0.25 per diluted share, gain on debt repurchase from the convertible notes buyback of $69.1 million of aggregate principal amount.  This compares to a net loss of $3.6 million, or $0.05 per diluted share, in the second quarter of 2008, which included a pretax restructuring charge of $0.9 million, or $0.01 per diluted share.

Cost of product sales was $29.9 million in the second quarter of 2009 which included $4.6 million of manufacturing consolidation-related costs. This compares to $32.3 million in the same period of 2008. Cost of services and other was $7.6 million compared to $6.7 million in the second quarter of 2008.

Product gross margin was 55 percent in the second quarter of 2009 compared to 57 percent in the second quarter of 2008.

Operating expenses were $52.3 million for the second quarter of 2009, which includes restructuring charges of $0.2 million, as compared to operating expenses of $50.1 million in the second quarter of 2008, which included restructuring charges of $0.9 million.

“Despite challenging macro-economic conditions, we achieved our financial and operational goals through the first half of 2009,” stated Kevin King, CEO of Affymetrix. “The combination of new product introductions, recent acquisitions, and revenue from partners is expanding our business into the larger markets for validation and routine testing.”

Quarterly Highlights

Corporate Finance

During the second quarter of 2009, the Company repurchased approximately $69.1 million of aggregate principal amount of its 3.50% senior convertible notes due in 2038 in private transactions for total consideration of $50.6 million, including accrued interest of $0.9 million. The recognized gain on the repurchase of debt of $17.4 million is net of transaction and deferred financing costs of $1.9 million.

Operations

During the second quarter, the Company completed the previously announced initiatives to consolidate array manufacturing in Singapore and reagent manufacturing to Cleveland, Ohio.

Governance

In May, Gary S. Guthart, Ph.D. joined the Board of Directors of Affymetrix. The Board of Directors appointed Dr. Guthart to serve as a member of its Compensation Committee.

Dr. Guthart is President and Chief Operating Officer of Intuitive Surgical, Inc. He joined Intuitive Surgical in April 1996, was named Chief Operating Officer in 2006, and was promoted to President in July 2007. Prior to joining Intuitive Surgical, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formally Stanford Research Institute).

Affymetrix' management team will host a conference call on July 22, 2009 at 2:00 p.m. PT to review its operating results for the second quarter of 2009. A live webcast can be accessed by visiting the Investor Relations section of the Company’s website at www.affymetrix.com. In addition, investors and other interested parties can listen by dialing domestic: (866) 500-AFFX, international: (706) 643-2771.

A replay of this call will be available from 5:00 p.m. PT on July 22, 2009 until 8:00 p.m. PT on July 29, 2009 at the following numbers: domestic: (800) 642-1687, international: (706) 645-9291. The passcode for both replays is 19153613.  An archived webcast of the conference call will be available under the Investor Relations section of the Company's website at www.affymetrix.com.

About Affymetrix
GeneChip® microarray technology is the industry-standard tool for analyzing complex genetic information. After inventing the technology in the late 1980s, Affymetrix scientists have been dedicated to developing innovative products that provide researchers with a more complete view of the genome. These products accelerate genetic research that will allow physicians to develop diagnostics and tailor treatments for individual patients by identifying and measuring the genetic information associated with complex diseases. Today, Affymetrix technology is used by the world's top pharmaceutical, diagnostic, and biotechnology companies, as well as by leading academic, government, and non-profit organizations. Affymetrix has installed more than 1,800 systems around the world and more than 18,000 peer-reviewed papers have been published using its microarray technology. Affymetrix is headquartered in Santa Clara, California. For more information about Affymetrix, please visit the company's website at www.affymetrix.com.

All statements in this press release that are not historical are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act as amended, including statements regarding Affymetrix' "expectations," "beliefs," "hopes," "intentions," "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially for Affymetrix from those projected, including, but not limited to: risk relating to past and future acquisitions, including the ability of the company to successfully integrate such acquisitions into its existing business; risks of the company's ability to achieve and sustain higher levels of revenue, higher gross margins and reduced operating expenses; uncertainties relating to technological approaches, risks associated with manufacturing and product development, including risks relating to the relocation of a substantial portion of our manufacturing; personnel retention; uncertainties relating to cost and pricing of Affymetrix products; dependence on collaborative partners; uncertainties relating to sole-source suppliers; uncertainties relating to FDA and other regulatory approvals; competition; risks relating to intellectual property of others and the uncertainties of patent protection and litigation. These and other risk factors are discussed in Affymetrix' Form 10-K for the year ended December 31, 2008, and other SEC reports, including its Quarterly Reports on Form 10-Q for subsequent quarterly periods. Affymetrix expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Affymetrix' expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

PLEASE NOTE:
Affymetrix, the Affymetrix logo, GeneChip, and all other trademarks are the property of Affymetrix, Inc.

– Financial Charts to Follow –

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	June 30,	December 31,
	2009	2008
		(Note 1)
ASSETS:
Current assets:
Cash and cash equivalents	$73,267	$113,292
Restricted cash—short-term portion	1,182	4,402
Available-for-sale securities—short-term portion	208,075	250,970
Accounts receivable, net	57,108	62,726
Inventories	51,803	51,333
Deferred tax assets—current portion	1,649	1,077
Prepaid expenses and other current assets	9,155	15,725
Total current assets	402,239	499,525
Available-for-sale securities—long-term portion	68,277	26,900
Property and equipment, net	74,107	89,345
Acquired technology rights, net	55,714	62,569
Deferred tax assets—long-term portion	4,269	4,764
Restricted cash—long-term portion	2,359	2,175
Other assets	26,299	28,032
Total assets	$633,264	$713,310

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$61,333	$62,559
Deferred revenue—current portion	16,274	16,198
Total current liabilities	77,607	78,757
Deferred revenue—long-term portion	3,415	3,583
Other long-term liabilities	11,213	10,972
Convertible notes	247,201	316,341
Stockholders’ equity:
Common stock	706	703
Additional paid-in capital	725,463	721,641
Accumulated other comprehensive income (loss)	1,935	(2,296)
Accumulated deficit	(434,276)	(416,391)
Total stockholders’ equity	293,828	303,657
Total liabilities and stockholders’ equity	$633,264	$713,310

Note 1:
The condensed consolidated balance sheet at December 31, 2008 has been derived from the audited consolidated financial statements at that date included in the Company’s Form 10-K for the fiscal year ended December 31, 2008.

AFFYMETRIX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
REVENUE:
Product sales	$67,156	$75,022	$132,026	$137,828
Services	12,221	9,005	23,777	17,425
Royalties and other revenue	2,177	2,884	4,312	101,233
Total revenue	81,554	86,911	160,115	256,486
COSTS AND EXPENSES:
Cost of product sales	29,885	32,257	64,319	58,234
Cost of services and other	7,567	6,743	15,157	12,421
Research and development	20,361	19,591	41,644	38,359
Selling, general and administrative	31,686	29,640	65,668	64,373
Acquired in-process technology	-	-	-	800
Restructuring charges	226	898	2,193	14,808
Total costs and expenses	89,725	89,129	188,981	188,995
(Loss) income from operations	(8,171)	(2,218)	(28,866)	67,491
Interest income and other, net	1,356	2,286	516	9,158
Interest expense	(2,903)	(3,548)	(6,080)	(7,137)
Gain from repurchase of debt	17,447	-	17,447	-
Income (loss) before income taxes	7,729	(3,480)	(16,983)	69,512
Income tax provision	(409)	(155)	(902)	(26,895)
Net income (loss)	$7,320	$(3,635)	$(17,885)	$42,617

Basic net income (loss) per common share	$0.11	$(0.05)	$(0.26)	$0.62
Diluted net income (loss) per common share	$0.11	$(0.05)	$(0.26)	$0.56

Shares used in computing basic net income (loss) per common share	68,651	68,540	68,527	68,522
Shares used in computing diluted net income (loss) per common share	68,939	68,540	68,527	82,971